Exhibit 99.1

United Security Bancshares, Inc. Names Thomas S. Elley as New CFO

Robert D. Steen to Retire December 31, 2013

THOMASVILLE, Ala.--(BUSINESS WIRE)--September 24, 2013--United Security Bancshares, Inc. (NASDAQ: USBI) (“USBI”) today announced that First United Security Bank (“FUSB”; USBI and FUSB hereinafter collectively referred to as the “Company”) has hired Thomas S. Elley as Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary of FUSB. Mr. Elley will also serve as Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer, and Assistant Secretary of USBI. Mr. Elley is expected to join the Company on October 15, 2013 and will assume as of that date the duties and responsibilities of Robert D. Steen, the current Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary of FUSB and Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer, and Assistant Secretary of USBI. Mr. Steen plans to retire on December 31, 2013.

Mr. Elley is a certified public accountant with extensive experience in the financial and banking industries. His most recent position was Vice President, Accounting Policy Manager and Line of Business Controller with Regions Financial Corporation in Birmingham. Prior to joining Regions, he served for more than 10 years as Senior Manager for Deloitte & Touche LLP, where he focused on SEC reporting, regulatory accounting and internal control audits under the Sarbanes-Oxley Act of 2002. He has experience in a number of areas, including accounting, audit, compliance, finance, and risk assessment.

In May of 1993, Mr. Elley obtained a Bachelors of Science Degree in Business Administration from Ambassador University in Big Sandy, Texas, and in December of 2000, he received a Master’s Degree in Business Administration from the University of Alabama at Birmingham. He has actively participated on boards and non-profit organizations throughout his career. He and his wife, Cheryl, reside in Birmingham and have a fifteen-month old daughter, Aleigha.

Commenting on Mr. Elley’s appointment, James F. House, President and Chief Executive Officer of USBI and FUSB, said, “I am pleased to have Tom join our staff as our new Chief Financial Officer. He has a strong background in bank accounting and will be a solid addition to our Company. We look forward to his leadership as we continue to focus on the improvement of asset quality as part of our strategy to increase earnings and move the Bank forward.”

“I am looking forward to working with FUSB and USBI as the Company continues to strengthen its presence as an independent community bank serving Southwest and Central Alabama,” stated Mr. Elley.

Mr. Steen will assist Mr. Elley in the transition of roles and will remain on staff as Executive Vice President of FUSB and Vice President of USBI until his retirement. Mr. Steen has been the Executive Vice President, Chief Financial Officer of FUSB since 1997. He has also served as Vice President, Chief Financial Officer, and Principal Accounting Officer of USBI since 2003. Mr. Steen currently serves as a director of Acceptance Loan Company, Inc. and as secretary of FUSB Reinsurance, Inc. Mr. Steen started his banking career with First Bank and Trust of Grove Hill, Alabama in 1983 as Executive Vice President. First Bank and Trust was merged with and into United Security Bank in 1997.

Commenting on Mr. Steen’s upcoming retirement, Mr. House said, “Robert has been an invaluable asset to our Company during his 30 years of service. He has served in many roles and positions, and he will definitely be missed. We appreciate the many years of loyal service that Robert has given to the Company and wish him many years of enjoyment with his family as he retires.”

About United Security Bancshares, Inc.

United Security Bancshares, Inc. is a bank holding company that operates nineteen banking offices in Alabama through First United Security Bank which was established in 1952. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company, and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “USBI.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. USBI undertakes no obligation to update these statements following the date of this press release, except as required by law. In addition, USBI, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of USBI’s senior management based upon current information and involve a number of risks and uncertainties. Certain factors that could affect the accuracy of such forward-looking statements are identified in the public filings made by USBI with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of USBI or its senior management should be considered in light of those factors. Specifically, with respect to statements relating to loan demand, growth and earnings potential and the adequacy of the allowance for loan losses for USBI, these factors include, but are not limited to, the rate of growth (or lack thereof) in the economy, the relative strength and weakness in the consumer and commercial credit sectors and in the real estate markets and collateral values. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.

CONTACT:
United Security Bancshares, Inc.
Beverly Dozier, 334-636-5424